Envestnet 3Q 2023 Earnings November 8, 2023

2 Safe Harbor Disclosure The forward-looking statements made in this presentation concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this presentation include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this presentation. All information in this presentation is as of September 30, 2023, and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this presentation or to report the occurrence of unanticipated events. © 2023 Envestnet, Inc. All rights reserved.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenue”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance expense, amortization of acquired intangibles, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation and more information is contained in our filings with the SEC which are available on the SEC’s website at www.sec.gov or our Investor Relations website at https://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP. © 2023 Envestnet, Inc. All rights reserved.

4 Envestnet Key Metrics © 2023 Envestnet, Inc. All rights reserved. MISSION Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to power the growth of their business. 3Q 2023 YoY Change(1) Revenue (in $millions) $316.8 3% Adjusted EBITDA(2) (in $millions) $67.2 26% Adjusted Net Income per Diluted Share(2) $0.56 24% 1. YoY change represents 3Q23 results vs. 3Q22 results for Adjusted Results. 2. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. KEY FINANCIAL METRICS KEY BUSINESS METRICS $5.4 trillion client assets 107,000+ number of advisors 18.9 million+ number of accounts 42 million+ total number of paying users 1,800+ total firms on Data & Analytics platforms STRATEGY • Deliver the industry leading wealth management platform powered by data and insights • Leverage our scale and maximize efficiency to serve our clients’ needs comprehensively • Provide more holistic solutions and a more connected environment

# Envestnet Key Metrics

ENDING ASSETS OVER TIME



5.8T
5.6T
5.4T
5.2T
5.0T
4.8T
4.6T
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

ADVISOR COUNT OVER TIME



109,000
108,500
108,000
107,500
107,000
106,500
106,000
105,500
105,000
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

ENDING ACCOUNTS OVER TIME



19,500,000
18,500,000
17,500,000
16,500,000
15,500,000
14,500,000
13,500,000
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

All data is quarterly.

© 2023 Envestnet, Inc. All rights reserved.

ENVESTNET 5

6 2023 Third Quarter Results © 2023 Envestnet, Inc. All rights reserved. 3Q23 GAAP Results 3Q23 Adjusted Results(1) YoY Change %(2) Revenue $316.8 $316.8 3% Adjusted EBITDA(1) -- $67.2 26% Net Income per Diluted Share $0.13 $0.56 24% 1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. 2. YoY change represents 3Q23 results vs. 3Q22 results for Adjusted Results. (in $millions except for per share amounts)

7 2023 Full Year Outlook © 2023 Envestnet, Inc. All rights reserved. 3Q22 Outlook 2022 Actual FY23 Outlook (8/3/23) Updated FY23 Outlook YoY Change(2) % $ Revenue $1,240.0(3) $1,252.0 - $1,259.0 $1,237.0 - $1,242.0 -- -- Adjusted EBITDA(1) $220.1 $255.0 – $260.0 $245.0 – $249.0 12% $27 Adjusted EBITDA(1) Margin 17.8% 20.4% – 20.7% 19.8% – 20.0% 210 bps - Normalized effective tax rate 25.5% 25.5% 25.5% n/a - Diluted shares outstanding 65.8 66.0 66.0 n/a - Adjusted Net Income per Diluted Share(1) $1.86 $2.09 – $2.15 $1.98 – $2.01 7% - 1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. 2. YoY change represents 2022 actual results vs. updated full year 2023 outlook, based on the midpoint. 3. Represents adjusted revenue amounts. (in $millions except for per share amounts)

Path to Adjusted EBITDA[1] Margin Expansion


INVESTMENT CYCLE
22%
18%
~20%
(Up ~200 basis points)
25%
2021
2022
2023
(Projected)
2025
(Projected)

Additional Opportunities

- Custody
- UMA Enhancements
- Scale from Revenue Growth and Operational Efficiency

Creating Efficiency & Expense Reduction

- Automation
- Integration
- Modernizing the Platform
- Organization
- Outsourcing
- Real Estate

Organic Revenue Growth + Accelerants

AUM/A

- RIA Managed Accounts
- Retirement
- Insurance
- High Net Worth
- Brokerage to Managed
- Personalized Inv Solutions

Subscription

- Wealth Data Platform
- Retirement
- Agg & Verification
- Asset Mgr. Partnerships

Leveraging Efficiency and Scale

1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

© 2023 Envestnet, Inc. All rights reserved.

ENVESTNET 8

9© 2023 Envestnet, Inc. All rights reserved. Market Scale with Industry Leading Solutions 42 million+ paid users 107,000+ advisors 16 of 20 of the largest U.S. Banks 400 million+ linked consumer accounts 500+ of the largest RIAs 700+ fintech companies 48 of 50 of the largest wealth management and brokerage firms 18.9+ million investor accounts 18,000+ data sources $5.4 Trillion in assets Metrics as of September 30, 2023© 2023 Envestnet, Inc. All rights reserved.

10 Revenue Mix © 2023 Envestnet, Inc. All rights reserved. Three Months Ended September 30 2023 2022 Envestnet Wealth Solutions Envestnet Data & Analytics Total Envestnet Wealth Solutions Envestnet Data & Analytics Total (in thousands) Revenue: Asset-based $ 193,901 $ — $ 193,901 $ 177,131 $ — $ 177,131 Subscription-based 76,813 38,126 114,939 75,975 47,772 123,747 Total recurring revenue 270,714 38,126 308,840 253,106 47,772 300,878 Professional services and other revenue 4,313 3,694 8,007 4,229 1,588 5,817 Total Revenue $ 275,027 $ 41,820 $ 316,847 $ 257,335 $ 49,360 $ 306,695 YoY % Growth 7% (15)% 3% 1% 2% 1%

11 Adjusted EBITDA* Margin © 2023 Envestnet, Inc. All rights reserved. *Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. $275,185 $288,818 $303,120 $319,678 $321,417 $318,906 $306,749 $292,928 $298,759 $312,451 316,847 68,264 71,061 66,188 56,217 55,697 57,126 53,498 53,807 55,424 57,785 67,242 25% 25% 22% 18% 17% 18% 17% 18% 19% 18% 21% $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted Revenue* Adjusted EBITDA* Adjusted EBITDA* Margin

12 Total Platform Assets & Accounts © 2023 Envestnet, Inc. All rights reserved. Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Total Platform Assets $5,429.1 $5,720.0 $5,529.9 $4,990.2 $4,800.9 $5,090.7 $5,310.1 $5,422.2 $5,352.7 1st Party Managed $31.3 $33.7 $32.1 $28.4 $27.0 $28.8 $31.4 $32.7 $32.9 AUM $327.3 $362.0 $361.3 $325.2 $315.9 $341.1 $363.2 $384.8 $375.4 AUA $431.0 $456.3 $432.1 $352.8 $350.6 $367.4 $379.8 $394.1 $398.1 Subscription $4,670.8 $4,901.7 $4,736.5 $4,312.1 $4,134.4 $4,382.1 $4,567.0 $4,643.3 $4,579.2 Assets ($B) Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2 '23 Q3'23 Total Accounts 17.3 17.5 17.8 17.9 18.3 18.3 18.5 18.7 18.9 1st Party Managed 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 AUM 1.3 1.3 1.5 1.5 1.5 1.5 1.6 1.6 1.6 AUA 1.2 1.2 1.2 1.1 1.1 1.1 1.1 1.1 1.3 Subscription 14.8 15.0 15.2 15.3 15.6 15.7 15.8 15.9 16.1 Accounts (M) Growth by Segment Accounts Q3 2023 YoY Growth 1st Party Managed1 1% AUM 6% AUA 11% Subscription 3% Growth by Segment Assets Q3 2023 YoY Growth 1st Party Managed1 22% AUM 19% AUA 14% Subscription 11% 1. 1st party managed represents assets directly managed, and overlay services provided, by Envestnet Asset Management. These accounts and assets are a component of AUM.

13 41.7% 43.3% 46.7% 48.3% 49.9% 51.4% 54.1% 54.6% 2015 2016 2017 2018 2019 2020 2021 2022 7% 9% 13% 8% 7% 8% 10% 5% 5% 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD 2023 YTD represents annualized data for the first 6 months of 2023 Source: Cerulli Lodestar Secular Tailwinds Growth Opportunity © 2023 Envestnet, Inc. All rights reserved. Source: Cerulli Associates, “U.S. Broker/Dealer Marketplace 2023” Source: InvestmentNews, “2022 InvestmentNews Adviser Technology Study” Source: NewVantage Partners, “Data and AI Leadership Executive Survey 2022”; survey of senior executives at financial services (60%), healthcare/life sciences (21%), and other (19%) companies Wealth Management Firm Tech Expenditure as a Percentage of Revenue (median) 3.10% 3.19% 3.23% 3.22% 3.69% 3.69% 3.73% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 2015 2016 2017 2018 2019 2020 2021 Fee-Based Assets as a Percentage of Total Advisor-Managed Assets Organic Asset Growth Rates for the Managed Accounts Industry Percentage of Organizations Reporting an Increase in Data and AI Investments for 2022 92% 8% Investment is increasing Investment is not increasing

14 https://www.hfr.com/family-indices/hfrx Weighting per Brooks 6/15/22 -22% $5.2 $6.4 $6.5 $7.9 $9.3 $11.9 $10.6 $11.1 est $1.3 $1.7 $2.8 $3.8 $4.6 $5.7 $5.1 $5.4 2016 2017 2018 2019 2020 2021 2022 YTD Q3 2023 Industry Envestnet Enabling our Clients’ Growth © 2023 Envestnet, Inc. All rights reserved. 1. Calculated as Envestnet AUM divided by total managed account industry assets, excluding the wirehouse and direct channels; 2. Represents a market share figure as of Q2 2023. Industry data was sourced from Cerulli U.S. Broker/Dealer Marketplace 2023 and Cerulli Lodestar. Q3 2023 industry fee-based asset data is an Envestnet estimate. Total Assets on Envestnet’s Platform vs. Advice Industry Fee-Based Assets Excluding Wirehouses ($T) AUM/A Net Flows ($B) Platform Accounts ($M) Envestnet Metrics Managed Acct Market Share1 5.6% 5.6% 5.7% 6.2% 6.5% 7.1% 7.4% 7.4%(2) $37 $59 $68 $60 $64 $89 $57 $51 6.1 7.0 10.9 11.9 13.4 17.5 18.3 18.9

15 Strong balance sheet and liquidity © 2023 Envestnet, Inc. All rights reserved. CAPITAL POSITION AS OF SEPTEMBER 30, 2023 (in $millions) Cash and Cash Equivalents $43.2 Annual Cash Interest Expense $19.4(1) Debt (in $millions) Outstanding on Revolving Line of Credit ($500) $0.0 Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2025 $317.5 Convertible Debt 2025 0.75% coupon Convertible Debt Maturing 2027 $575.0 Convertible Debt 2027 2.625% coupon Net Leverage Ratio 3.7x(3) 1. Annual Cash Interest Expense reflects 2023 forecast based on current debt and includes bank facility fees 2. We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio 3. Net Leverage Ratio is calculated as End of Quarter Net Debt / Trailing Twelve Months Adj. EBITDA NET LEVERAGE RATIO 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23

Appendix

Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Retirement Solutions Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools © 2023 Envestnet, Inc. All rights reserved. Healthpilot 18

Illustrative Market Impact on Annualized Financials

- Assuming +/-5% market change(1)

(in $millions)

Asset-based revenue	Direct expense	Adjusted EBITDA(2) unmitigated
~$38	~$23	~$15

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

1. Amounts represent annualized impact applicable to a 5% change in asset values on 3Q23 Annualized Revenue
2. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

ENVESTNET 18

© 2023 Envestnet, Inc. All rights reserved.

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	Assumptions	
Total Revenue	3Q23 revenue, annualized	$1,267
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[(a)]	See below calculation	-5%
= Revenue impact		($38)
- Impact on asset-based direct expenses	~60% of asset-based revenue	($23)
= Impact on Adjusted EBITDA[(*)]	Unmitigated impact	($15)
[(a)]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation and changing its discretionary hiring and spending plans.

(a) Blended Market Change refers to the weighted performance of an equity/bond portfolio. The above calculation assumes a 60/40 portfolio in a situation where both markets decline 5%.

*Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

© 2023 Envestnet, Inc. All rights reserved.

ENVESTNET

19

20 Key factors to our success © 2023 Envestnet, Inc. All rights reserved. 01 Leading competitive market position – WealthTech, Solutions, and Data & Analytics 02 Secular tailwinds and opportunities to seize growth 03 Vast market opportunity with organic growth potential 04 Our investments deepen client engagement and expand addressable market 05 Compelling business model with recurring revenue and operating leverage 06 Integrated offering with partnership and acquisition opportunity

21 Committed to Corporate Social Responsibility © 2023 Envestnet, Inc. All rights reserved. Social & Human Rights Envestnet conducts our business in a responsible manner for our communities, our employees, our advisors and their clients. We fully support the basic rights of all individuals, follow fair and ethical labor practices and provide meaningful opportunities for development for our employees, promote giving back to the communities where we live and work and offer access to responsible investing. Commitment to the Environment We recognize that a healthy, sustainable future requires environmental stewardship, and we are committed to being mindful of the resources we consume. We continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions. Strong Corporate Governance We are committed to the long-term success of Envestnet, as well as our shareholders, customers and employees, through strong corporate governance and ethical business practices. Envestnet is committed to empowering Financial Wellness for our communities, our employees, our advisors, and their clients

Outlook Table

The Company provided the following outlook for the quarter ending December 31, 2023, and full year ending December 31, 2023. This outlook is based on the market value of assets on September 30, 2023. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information.

In Millions, Except Adjusted EPS	4Q 2023			FY 2023		
GAAP:						
Revenue:						
Asset-based	$ 183.5	-	$ 186.5	$ 740.1	-	$ 743.1
Subscription-based	115.5	-	117.0	462.5	-	464.0
Total recurring revenue	299.0	-	303.5	1,202.6	-	1,207.1
Professional services and other revenue	10.0	-	10.5	34.4	-	34.9
Total revenue	$ 309.0	-	$ 314.0	$ 1,237.0	-	$ 1,242.0
Asset-based direct expense	$ 109.0	-	$ 110.5	$ 433.1	-	$ 434.6
Total direct expense	$ 117.5	-	$ 119.0	$ 469.5	-	$ 471.0
Net income		(a)			(a)	
Diluted shares outstanding		66.1			66.0	
Net income per diluted share		(a)			(a)	
Non-GAAP:						
Adjusted revenue[1]:						
Asset-based	$ 183.5	-	$ 186.5	$ 740.1	-	$ 743.1
Subscription-based	115.5	-	117.0	462.6	-	464.1
Total recurring revenue	299.0	-	303.5	1,202.7	-	1,207.2
Professional services and other revenue	10.0	-	10.5	34.4	-	34.9
Total revenue	$ 309.0	-	$ 314.0	$ 1,237.1	-	$ 1,242.1
Adjusted EBITDA[1]	$ 64.5	-	$ 68.5	$ 245.0	-	$ 249.0
Adjusted net income per diluted share[1]	$ 0.51	-	$ 0.54	$ 1.98	-	$ 2.01

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

(1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

ENVESTNET

22

© 2023 Envestnet, Inc. All rights reserved.

23 Reconciliation of Non-GAAP Financial Measures © 2023 Envestnet, Inc. All rights reserved. Three Months Ended Nine Months Ended September 30, September 30, (in thousands) (unaudited) 2023 2022 2023 2022 Total revenue $ 316,847 $ 306,695 $ 927,988 $ 946,910 Deferred revenue fair value adjustment — 54 69 162 Adjusted revenue $ 316,847 $ 306,749 $ 928,057 $ 947,072 Net income (loss) $ 5,056 $ (8,663) $ (60,837) $ (47,639) Add (deduct): Deferred revenue fair value adjustment — 54 69 162 Interest income (1,553) (1,239) (4,567) (2,273) Interest expense 6,202 4,242 19,053 13,307 Income tax provision (benefit) (8,824) 2,271 15,363 (1,542) Depreciation and amortization 34,311 33,408 101,058 97,208 Non-cash compensation expense 17,298 17,265 58,141 62,583 Restructuring charges and transaction costs 1,695 3,895 12,366 27,267 Severance expense 11,482 1,125 25,904 11,379 Litigation, regulatory and other governance related expenses 604 (2,050) 5,823 5,333 Foreign currency 223 308 330 613 Non-income tax expense adjustment (26) (325) (224) (112) Fair market value adjustment to investment in private company (2,871) — (2,804) — Dilution gain on equity method investee share issuance — — (546) (6,934) Loss allocations from equity method investments 2,368 2,387 8,240 5,332 Loss attributable to non-controlling interest 1,277 820 3,082 1,637 Adjusted EBITDA $ 67,242 $ 53,498 $ 180,451 $ 166,321

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net income (loss)	$ 5,056	$ (8,663)	$ (60,837)	$ (47,639)
Income tax provision (benefit)	(8,824)	2,271	15,363	(1,542)
Loss before income tax provision (benefit)	(3,768)	(6,392)	(45,474)	(49,181)
Add (deduct):				
Deferred revenue fair value adjustment	–	54	69	162
Non-cash interest expense	1,389	1,443	4,258	4,917
Cash interest - Convertible Notes	4,368	2,479	13,476	7,439
Non-cash compensation expense	17,298	17,265	58,141	62,583
Restructuring charges and transaction costs	1,695	3,895	12,366	27,267
Severance expense	11,482	1,125	25,904	11,379
Amortization of acquired intangibles	15,124	18,649	47,784	53,814
Litigation, regulatory and other governance related expenses	604	(2,050)	5,823	5,333
Foreign currency	223	308	330	613
Non-income tax expense adjustment	(26)	(325)	(224)	(112)
Fair market value adjustment to investment in private company	(2,871)	–	(2,804)	–
Dilution gain on equity method investee share issuance	–	–	(546)	(6,934)
Loss allocations from equity method investments	2,368	2,387	8,240	5,332
Loss attributable to non-controlling interest	1,277	820	3,082	1,637
Adjusted net income before income tax effect	49,163	39,658	130,425	124,249
Income tax effect	(12,536)	(10,112)	(33,258)	(31,683)
Adjusted net income	$ 36,627	$ 29,546	$ 97,167	$ 92,566
Basic number of weighted-average shares outstanding	54,562,270	55,226,777	54,380,231	55,109,387
Effect of dilutive shares:				
Convertible Notes	10,811,884	9,898,549	11,176,254	9,898,549
Non-vested RSUs and PSUs	361,982	208,367	438,520	378,061
Options to purchase common stock	46,364	74,559	64,507	123,267
Diluted number of weighted-average shares outstanding	65,782,500	65,408,252	66,059,512	65,509,264
Adjusted net income per diluted share	$ 0.56	$ 0.45	$ 1.47	$ 1.41

© 2023 Envestnet, Inc. All rights reserved.

ENVESTNET

24

Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year ended December 31, 2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net income (loss)	$0.47	$3.66	$13.98	$4.44	($55.57)	($3.28)	$4.01	($17.20)	($2.64)	$12.69	($85.48)
Accretion on contingent consideration and purchase liability	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73	-
Deferred revenue fair value adjustment	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28	0.22
Depreciation and amortization	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77	130.55
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	(0.76)	(0.40)
Fair market value adjustment on contingent consideration liability	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)	-
Foreign currency	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)	1.42
Impairment of equity method investment	-	-	-	-	0.73	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	0.79	1.47	-	-	-	-	-	-	-	-
Income tax provision (benefit)	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67	7.06
Interest expense	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93	16.84
Interest income	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)	(4.18)
Litigation related expense	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59	6.06
Loss allocation from equity method investments	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09	8.87
(Income) loss attributable to non-controlling interest	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)	2.30
Non-cash compensation expense	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02	80.33
Non-income tax expense adjustment	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)	0.80
Non-recurring gains	-	-	-	-	-	-	-	-	(5.88)	-	-
Other	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-	-
Re-audit related expenses	-	3.11	-	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49	35.14
Severance	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35	30.12
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	(4.23)	-	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	(1.21)	-
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	(0.97)	-
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	(1.65)	-	-
Dilution gain on equity method investee share issuance	-	-	-	-	-	-	-	-	-	-	(9.52)
Adjusted EBITDA	$23.99	$38.59	$55.94	$76.07	$99.44	$128.89	$157.55	$193.29	$242.94	$261.73	$220.13

© 2023 Envestnet, Inc. All rights reserved.

25